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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF GOLFSMITH INTERNATIONAL, INC.

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                                  STATE OR OTHER JURISDICTION OF     NAME UNDER WHICH
         NAME                     INCORPORATION OR ORGANIZATION       DOES BUSINESS
         ----                     -----------------------------       -------------
Golfsmith GP Holdings, Inc.                 Delaware                       N/A
Golfsmith Holdings, L.P.                    Delaware                       N/A
Golfsmith GP, L.L.C.                        Delaware                       N/A
Golfsmith Delaware, L.L.C.                  Delaware                       N/A
Golfsmith Canada, L.L.C.                    Delaware                       N/A
Golfsmith Europe, L.L.C.                    Delaware                       N/A
Golfsmith USA, L.L.C.                       Delaware                       N/A
Golfsmith NU, L.L.C.                        Delaware                       N/A
Golfsmith Licensing, L.L.C.                 Delaware                       N/A
Golfsmith International, L.P.               Delaware                       N/A
Lynx Golf Europe, Ltd.                      Scotland                       N/A
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